Exhibit 99.6

TPT Global Tech, Inc's. Subsidiary, "TPT Speed Connect", Continues to Upgrade Its Network for Rural Broadband Customers and Moves Toward Instituting an Advertising and Marketing Campaign for New Growth

TPT Speed Connect is an internet service provider, serving 11 states, working towards completing its new network design, finishing customer upgrades to and position itself to market upgraded reliability and additional services to expand customer base

SAN DIEGO, CA / ACCESSWIRE / April 27, 2021 / TPT Global Tech, Inc. ("TPTW" or the "Company") (OTCQB:TPTW) today announced TPT Speed Connect has made great strides and continues moving forward with its upgraded network design and implementation. Upon completion, it will allow the company to service and manage up to 30,000 customers across 11 states. The company's goal is to complete the network upgrade by the end of the third quarter of this year, positioning itself to move forward with an advertising and marketing campaign showcasing the greater reliability, increased speeds and additional services we now have to offer as it seeks to substantially and rapidly grow its customer base. To date, the feedback from our customers that have experienced the new network has been even better than we could have expected.

"When we purchased the assets of Speed Connect two years ago, we were confident in our ability to upgrade the 220 cell tower network from 2.5ghz up to 3.65ghz and other technologies that where included, with the goal of positioning the company for substantial growth in the Rural telecom sector," said Stephen Thomas, Chairman & CEO of TPT Global Tech. "We understood taking on a project of this magnitude we would suffer customer attrition, but we feel like we have minimized this and are now positioning the company for growth. " "The work this team has accomplished has been amazing, we have streamlined our customer base and territories, installed modern equipment and continued the relationships and commitments made. Now we are poised for growth and ready to implement the plans to expand the product offerings through Rural America we've had in place since the acquisition."

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. It's TPT MedTech subsidiary is a provider of Covid/Health testing services on a global scale and its industry-leading platforms are helping travelers get back to travel, events take place and generally speaking helping life get back to a new normal. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Contact:

Shep Doniger
561-637-5750
sdoniger@bdcginc.com

IR-Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.